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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_____) pertaining to the USinternetworking, Inc. Amended and Restated 1998 Stock Option Plan, of our report dated March 23, 1999, with respect to the consolidated financial statements of I.I.T. Holding, Inc. and subsidiaries for the years ended December 31, 1996 and 1997, and for the period from January 1, 1998 through September 7, 1998, included in the Annual Report (Form 10-K) of USinternetworking, Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Baltimore, Maryland
April 18, 2000